UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2014

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

366 Walker Drive State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 12, 2014, Rex Energy Corporation (the “Company”) and each of its guarantor subsidiaries entered into a Fifth Amendment to the Amended and Restated Credit Agreement (the “Fifth Amendment”) with Royal Bank of Canada, as administrative agent, KeyBank National Association, as Syndication Agent, SunTrust Bank, as Documentation Agent, and the lenders signatory thereto, amending that certain Amended and Restated Credit Agreement dated as of March 27, 2013 (as amended, modified or supplemented, the “Credit Agreement”).

The Fifth Amendment amends certain provisions of the Credit Agreement to, among other things, (i) increase the borrowing base from $293.75 million to $400.00 million, (ii) extend the maturity date to September 12, 2019; and (iii) eliminate the interest coverage ratio currently included in the Credit Agreement.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the text of such amendment, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the period ending September 30, 2014.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 9, 2014, the Company, through its wholly-owned subsidiary R.E. Gas Development LLC (“R.E. Gas”), closed on the previously-announced acquisition of approximately 208,000 gross (207,000 net) acres located in Armstrong, Butler, Lawrence, Beaver, Venango and Mercer Counties, Pennsylvania and Columbiana and Mahoning Counties, Ohio, along with the producing wells and associated equipment located on the acreage (the “Assets”), pursuant to a Purchase and Sale Agreement dated as of August 11, 2014, by and between R.E. Gas and SWEPI LP, an affiliate of Royal Dutch Shell plc (the “Shell Acquisition”).

As a result of the Shell Acquisition, the Company acquired a 100% working interest in the Assets and will operate 100% of the acquired acreage. The purchase price for the Assets was an aggregate amount of cash equal to $120,000,000 (subject to customary post-closing adjustments).

Item 2.02.	Results of Operations and Financial Condition.

On September 15, 2014, the Company issued a press release providing an update on operations and third quarter production guidance and to announce an increase in the Company’s borrowing base. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 9, 2014, the Company issued a press release announcing the closing of the Shell Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On September 15, 2014, the Company issued the press release discussed above in Item 2.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Purchase and Sale Agreement by and between R.E. Gas Development, LLC and SWEPI LP dated August 11, 2014.

99.1	Rex Energy Corporation Press Release dated September 9, 2014.

99.2	Rex Energy Corporation Press Release dated September 15, 2014.

*	The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Rex Energy Corporation will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request. In addition, pursuant to a request for confidential treatment filed with the Securities and Exchange Commission under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, portions of this exhibit have been redacted and have been provided separately to the Securities and Exchange Commission.

In accordance with General Instruction B.2 of Form 8-K, the information in Items 2.02 and 7.01, including the attached Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Rex Energy Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Sr. Vice President, General Counsel and Secretary

Date: September 15, 2014

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Purchase and Sale Agreement by and between R.E. Gas Development, LLC and SWEPI LP dated August 11, 2014.

99.1	Rex Energy Corporation Press Release dated September 9, 2014.

99.2	Rex Energy Corporation Press Release dated September 15, 2014.

*	The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Rex Energy Corporation will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request. In addition, pursuant to a request for confidential treatment filed with the Securities and Exchange Commission under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, portions of this exhibit have been redacted and have been provided separately to the Securities and Exchange Commission.